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            Part I

Item 1   Business

       Reference is made to the back cover and to pages 4 through 14 of the Annual Report to Security Holders for fiscal year ended January 31, 1994



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Item 2    Properties

       Reference is made to pages 14 and 15 and to notes 1, 4, 6 and 12 on pages 23, 24, 25, 28 and 29 of the Annual Report to Security Holders for fiscal year ended January 31, 1994.

Item 3    Legal Proceedings

       Reference is made to Note 13 on page 29 of the Annual Report to Security Holders for fiscal year ended January 31, 1994.

Item 4    Submission of Matters to a Vote of Security Holders

           Not applicable.

          EXECUTIVE OFFICERS OF THE REGISTRANT

Pursuant to General Instruction G(3) of Form 10 K, the following list is included as an unnumbered item in Part I of this Report in lieu of being included in the Proxy Statement for the Annual Meeting of Stockholders to be held on May 27, 1994.

The following is a list of names and ages of all of the executive officers of the registrant indicating all positions and offices with the registrant held by each such person and each person's principal occupations or employment during the past five years.


            PART I

          EXECUTIVE OFFICERS OF THE REGISTRANT

Leonard G. Herring, 66
       President and Chief Executive Officer since 1978.

Robert L. Strickland, 63
       Chairman of the Board since 1978.

J. Gregory Dodge, 46
       Senior Vice President - Real Estate/Engineering and Construction since 1993; Sudberry Properties, Inc., Vice President 1988 - 1993; The Alexander Haaggen Company, Senior Developer 1988.

Richard D. Elledge, 52
       Vice President (Chief Accounting Officer) since 1981; Assistant






       Secretary since 1991; Secretary 1978 - 1990.

William L. Irons, 50


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       Senior Vice President - Management Information Systems since 1992;
       Partner with Ernst & Young 1987 - 1992.

Michael Rouleau, 55
       Executive Vice President - Sales/Store Operations since 1992; Office Warehouse, President/Chief Operating Officer 1988 - 1992.

Robert L. Tillman, 50
       Executive Vice President - Merchandising since 1991; Senior Vice President - Merchandising 1989-1991; Vice President Store Operations 1986-1989.

Harry B. Underwood II, 51
       Senior Vice President and Treasurer (Chief Financial Officer) since 1985

William C. Warden, Jr., 41
       Senior Vice President, General Counsel and Secretary since 1993; Assistant Secretary 1985 - 1993; partner in the law firm McElwee, McElwee & Warden which served as General Counsel for the Company 1979 - 1993.



            Part II

Item 5 Market for the Registrant's Common Stock and Related Security Holder Matters.

       The principal market for trading in Lowe's common stock is the New York Stock Exchange, Inc. (NYSE). Lowe's common stock is also listed on the Pacific exchange in the United States and the London exchange. The ticker symbol for Lowe's is LOW. As of January 31, 1994, there were 7,446 holders of record of Lowe's common stock. The table, "Lowe's Quarterly Stock Price Range and
       Cash Dividend Payment", on page 31 of the Annual Report to
       Security Holders for fiscal year ended January 31, 1994 sets forth, for the periods indicated, the high and low sales prices per share of the common stock as reported by the NYSE Composite Tape, and the dividends per share declared on the common stock during such periods, as adjusted for a 2-for-1 stock split to shareholders of record on June 12, 1992 and a 2-for-1 stock split to shareholders of record on March 16, 1994. The Company is party to certain agreements which may limit its ability to declare dividends under certain circumstances. See Note 6 on page 25 of the Annual Report to Security Holders for fiscal year ended January 31, 1994.

       Reference is also made to notes 10 and 11 on pages 27 and 28 of the Annual Report to Security Holders for fiscal year ended January 31, 1994

Item 6 Selected Financial Data






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       Reference is made to page 30 of the Annual Report to Security
       Holders for fiscal year ended January 31, 1994.

Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations.

       Reference is made to "Management's Discussion and Analysis of Financial Condition and Results of Operations" on pages 17 through 19 of the Annual Report to Security Holders for fiscal year ended January 31, 1994.

Item 8 Financial Statements and Supplementary Data

       Reference is made to the "Independent Auditors' Report" on page 16 and to the financial statements and notes thereto on pages 20 through 29, and to the "Selected Quarterly Data" on page 30 of the Annual Report to Security Holders for fiscal year ended January 31, 1994

Item 9 Disagreements on Accounting and Financial Disclosure

       Not applicable.



            Part III

Item 10 Directors and Executive Officers of the Registrant

       Reference is made to "Lowe's Board of Directors" on pages 34 and 35 and "Board of Directors Nominee" on page 36 of the Annual Report to Security Holders for fiscal year ended January 31, 1994,
       and to Part I   Executive Officers of the Registrant.

Item 11 Executive Compensation

       Reference is made to "Compensation of Executive Officers", Option Grants in Last Fiscal Year, "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values", and Long-term Incentive Plans - Awards in Last Fiscal Year included in the definitive Proxy Statement which will be filed, pursuant to regulation 14A with the SEC by May 1, 1994, and is hereby incorporated by reference.

       The Company's Executive Compensation Program is comprised of the following elements:

       Base Salary

       Salaries for Executive Officers are established on the basis of the qualifications and experience of the executive, the nature of the job responsibilities and salaries for competitive positions in the


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       retailing industry.

       Executive Officers' base salaries are reviewed annually and are approved by the Compensation/Employee Stock Option
       Committee of the Board of Directors (Committee). Salaries of Executive Officers are compared with those of comparable executive positions in the retailing industry throughout the United States. The Committee uses the median level of base salary as a guideline, in conjunction with the executive's performance and qualifications, for establishing salary levels.

       Management Bonus Program

       All Executive Officers participate in the Company's Management Bonus Program. This Plan provides award opportunities which can be earned upon achievement by the Company of pre-set annual financial goals. Based on the annual business plan developed by management, the Committee establishes financial goals for each fiscal year as well as the award opportunities provided to each participant and the relationship between the performance goals and the award opportunities.


       Under the Plan, no bonuses are paid if performance is below the threshold level of Corporate profitability set by the Committee at the beginning of the year. If the threshold level is achieved, a minimum bonus payment is earned, typically 25 % of the stated bonus opportunity for the executive. Additional bonus amounts are earned on a proportionate scale up to 100% of the stated bonus opportunity if pre-set financial goals are met. Designated senior managers and executives can earn a bonus premium ranging from 27% to 43% of stated bonus opportunity if financial goals are exceeded. The maximum bonus, including bonus premium, which can be earned by any executive of the Company for 1994 is 70% of base annual salary.

       Stock Appreciation Incentive Plan

       The Stock Appreciation Incentive Plan is a "phantom stock" incentive plan which provides participating executives with the opportunity to earn cash incentive awards based on the Company's stock price appreciation during a defined performance cycle. Each participant is granted a specified number of units (reflecting the nature and magnitude of the executive's position and competitive marketplace long term incentive compensation opportunities). The amount of award earned by the participant for the performance cycle is equal to the difference between the price of the Company's Common Stock at the beginning of the cycle


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       and the two month average stock price as measured at the end of the period, multiplied by the number of units granted to the participant. The amount of incentive compensation which can be paid to any participant for a performance cycle is limited to $6,250 per 1,000 units.

       The term of the Stock Appreciation Incentive Plan has expired and no further awards may be made under the Plan.







       1985 Stock Option Plan

       The 1985 Stock Option Plan allows the Committee to make grants of non-qualified stock options and/or incentive stock options. The Committee is empowered to set the option price on any grant
       (with the requirement that the option price on any incentive stock options cannot be less than the market price of the Company's Common Stock on the date on which the incentive stock option is granted). Non qualified stock options may be granted at market price, below market price or above market price, as of the date the options are granted. All stock options which have been granted under the Plan measure performance and create compensation solely on the basis of the appreciation in the price of the Company's Common Stock above the fair market value on the date of the grant.

       All options under the Plan must be granted prior to March 25, 1995, and no option may have a term exceeding ten years. Four million shares of the Company's Common Stock were originally authorized for grants under the Plan. Of that amount, options covering 2,814,000 shares had been granted by January 31, 1994, and 154,220 shares continued to be outstanding and unexercised on that date.


       1994 Incentive Plan

       On January 31, 1994, the Board of Directors voted to amend and restate the 1985 Stock Option Plan as the 1994 Incentive Plan. The 1994 Incentive Plan is submitted for shareholder approval in the Proxy and described therein.

       The purpose of the 1994 Incentive Plan is to enable the Company to attract, motivate, retain and reward the executives whose leadership and performance are critical to the Company's success in enhancing shareholder value, to place further emphasis on executive ownership of Company Stock, to continue previously established incentive compensation practices under a single plan and to assure deductibility of executive compensation.


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       Benefit Restoration Plan

       The Benefit Restoration Plan was adopted by the Company in May 1990, to provide qualifying executives with benefits equivalent to those received by all other employees under the Company's basic qualified employee benefit plans. Qualifying executives are those executives whose annual additions and other benefits, as normally provided to all participants under those qualified plans, would be curtailed by the effect of Internal Revenue Code restrictions, and who are selected by the Committee to participate in the Plan. The Benefit Restoration Plan benefits are determined annually. Participating executives may elect annually to defer benefits or to receive a current cash payment.







       Other Compensation

       The Company's Executive Officers participate in the various qualified and non qualified employee benefit plans sponsored by the Company. The Company makes only nominal use of perquisites in compensating its Executive Officers.


Item 12 Security Ownership of Certain Beneficial Owners and
       Management

       Reference is made to "Security Ownership of Certain Beneficial Owners and Management" included in the definitive Proxy
       Statement which will be filed pursuant to regulation 14A, with the SEC by May 1, 1994, and is hereby incorporated by reference.

Item 13 Certain Relationships and Related Transactions

       Reference is made to "Information About the Board of Directors and Committees of the Board", "Certain Relationships and Related Transactions" included in the definitive Proxy Statement which will be filed, pursuant to regulation 14A, with the SEC by May 1, 1994, and is hereby incorporated by reference.

            Part IV

Item 14 Exhibits, Financial Statement Schedules and Reports on Form 8 K

     a) 1 Financial Statements
          Reference is made to the following items and page numbers appearing in the Annual Report to Security Holders for fiscal year ended January 31, 1994:


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                      Pages
            Independent Auditors' Report                             16

            Consolidated Statements of Current and Retained
            Earnings for each of the fiscal years in the three-
            year period ended January 31, 1994                       20

            Consolidated Balance Sheets at January 31, 1994, 1993    21

            Consolidated Statements of Cash Flows for each of the
            fiscal years in the three-year period ended
            31-Jan-94                                                22

            Notes to Consolidated Financial Statements for each
            of the fiscal years in the three year period ended
            31-Jan-94                                            23-29

       a) 2 Financial Statement Schedules
            Included in Part IV of this report:



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            Independent Auditors' Report on Financial Statement Schedules

            For the three fiscal years ended January 31, 1994, 1993 and 1992:

                Schedule V    Property, Improvements and Equipment

                Schedule VI   Accumulated Depreciation and Amortization


The above listed financial statements are presented on a consolidated basis only since the
Company is primarily an operating company and its subsidiaries included for the periods presented in the consolidated financial statements are totally held subsidiaries.
Schedules other than those listed above are omitted because of the absence of conditions under which they are required or because information required is included in financial statements or the notes thereto.

                      Part IV

a)      3 Exhibits

                  3.1 Restated and Amended Charter.

                  3.2 Bylaws, as amended.


                  4.1 Rights Agreement dated as of September 9, 1988 between the
                      Company and Wachovia Bank and Trust Co., N.A., as Rights


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                      Agent (filed as Exhibit 4.1 to the Company's Form 8 K dated
                      September 9, 1988 and incorporated by reference herein).

                -10.1 Lowe's Companies, Inc. 1985 Stock Option Plan (filed as
                      Exhibit C to the Company's Proxy Statement dated May 31, 1985 and incorporated by reference herein).

                -10.2 Post Effective Amendment No. 1 to Lowe's Companies, Inc.
                      1985 Stock Option Plan (filed on the Company's Form S 8 dated
                      June 23, 1987 (No. 33 2618) and incorporated by reference
                      herein).

                -10.3 Lowe's Companies, Inc. 1989 Non Employee Directors' Stock
                      Option Plan (filed as Exhibit A to the Company's Proxy Statement dated June 9, 1989 and incorporated by reference herein).

                -10.4 Lowe's Companies, Inc. 1990 Benefit Restoration Plan (filed as
                      Exhibit 10.4 to the Company's Annual Report on Form 10 K for
                      the year ended January 31, 1991, and incorporated by reference herein).

                -10.5 Lowe's Companies, Inc. Stock Appreciation Incentive Plan (filed as Exhibit 10.5 to the Company's Annual Report on Form 10-K
                      for the year ended January 31, 1992, and incorporated by
                      reference herein).







                -10.6 Indenture dated April 15, 1992 between the Company and
                      Chemical Bank, as Trustee (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-3 (No. 33-47269) and incorporated by reference herein).

                -10.7 Indenture dated July 22, 1994 between the Company and
                      Wachovia Bank of North Carolina, N.A., as Trustee (filed as
                      Exhibit 4.1 to the Company's Registration Statement on Form S-
                      3 (No. 33-64560) and incorporated by reference herein).

                -10.8 Form of Indenture between the Company and Chemical Bank, as
                      Trustee (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-3 (No. 33-51865) and incorporated by reference herein).

                -10.9 Form of Indenture between the Company and Wachovia Bank of
                      North Carolina, N.A., as Trustee (filed as Exhibit 4.2 to the
                      Company's Registration Statement on Form S-3 (No. 33-51865)
                      and incorporated by reference herein).

                  -13 Annual Report to Security Holders for fiscal year ended January


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                                                                        &F


                      31, 1994.

                  -21 List of Subsidiaries.

                  -23 Consent of Deloitte & Touche

                  -27 Financial Data Schedule

b)     Reports on Form 8 K

       There were no reports on Form 8-K filed by the registrant during the last quarter of the period covered by this report.

                      Part IV

                      SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registra
has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           _____/s/ Lowe's ComInc.______________

                              Lowe's Companies, Inc.

                      By:_______/s/ Leonard G. Herring

       4-30-94                Leonard G. Herring
       Date                   President, Chief Executive Officer
                              and Director

                      By:_______/s/ Harry B. Underwood

       4-30-94                Harry B. Underwood II






       Date                   Senior Vice President and Treasurer
                              (Chief Financial Officer)

       4-30-94        By:______/s/ Richard D. Elledge
       Date
                              Richard D. Elledge
                              Vice President,
                              and Chief Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below b the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                              Chairman of the Board of
       /s/ Robert L. StricklanDirectors and Director
                                                                 4-30-94


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       Robert L. Strickland                                      Date
                              President, Chief Executive
       /s/ Leonard G. Herring Officer and Director
                                                                 4-30-94
       Leonard G. Herring                                        Date
                              Director
       /s/ Petro Kulynych
                                                                 4-30-94
       Petro Kulynych                                            Date
                              Director
       /s/ John M. Belk
                                                                 4-30-94
       John M. Belk                                              Date
                              Director
       /s/ Gordon E. Cadwgan
                                                                 4-30-94
       Gordon E. Cadwgan                                         Date
                              Director
       /s/ William A. Andres
                                                                 4-30-94
       William A. Andres                                         Date
                              Director
                                                                 4-30-94
       Russell B. Long                                           Date
                              Director
       /s/ Robert G. Schwartz
                                                                 4-30-94
       Robert G. Schwartz                                        Date
                              Director
       /s/ Jack C. Shewmaker
                                                                 4-30-94
       Jack C. Shewmaker                                         Date

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